Exhibit 10.5

Agreement No. INSAT-ST2 / Ku I DTH I 01 / 2012

Dated April 19, 2012

Amendment No. 3 dated February 27, 2015

(Extension of Service Period)

WHEREAS DOS entered into an Agreement No. INSAT-ST2 / Ku / DTH / 01 / 2012 dated April 19, 2012 with Bharat Business Channel Limited for the provision of 8x54 MHz of Ku band space segment on INSAT-ST2 system for meeting its Direct-to-Home requirement; an Amendment No. 1 revising the terms of Agreement in so far as Allocation of additional 2x54 MHz on INSAT-ST2 system was entered into on June 19, 2013 and an Amendment No. 2 revising the terms of Agreement in so far as Change of name of Customer to Videocon d2h Limited, Company registered office address and Correspondence address was entered into on July 01, 2014.

AND NOW WHEREAS the term of the agreement has expired on February 28, 2015 and the parties are desirous of extending the Service Period for a further term of forty five days, to end on 14 April 2015;

Accordingly, both the parties in consideration of the mutual covenants in the original Agreement have now agreed to amend the Agreement with effect from March 01, 2015 as under;

1.	The definition of "Capacity" in Article 1 (definitions) of the Agreement shall be deleted in its entirety and replaced with the following new definition:

"Capacity" means the 540 MHz clean interference free and bare Ku band transponder bandwidth, with transponder frequency management and Power Equivalent Bandwidth, to be provided on the K5A, K5B, K6A, K6B, K7A, K7B, K8A, K8B, K9A and K9B of ST-2 Transponders.

2.	The definition of "Service Period" in Article 1 (definitions) of the Principal Agreement shall be deleted in its entirety and replaced with the following new definition:

"Service period"" means the period(s) for which the CUSTOMER must acquire Capacity on the respective Transponder, commencing from the Commencement date of Services until 14 April 2015"

3.	Article 2c. Transponder capacity of the Agreement shall be replaced with "CUSTOMER and DOS agree that the Capacity shall be made available to CUSTOMER on a 24-hour, seven-days-per-week basis, for a period until April 14, 2015.

4.	All other terms and conditions remain unchanged.

For and On behalf of	For and On behalf of
DEPARTMENT OF SPACE	CUSTOMER

/s/ K. Sethuraman	/s/ Himanshu Patil
Authorised Signatory	Authorised Signatory
Name K. Sethuraman, Director, SCNP	Name Himanshu Patil
Indian Space Research	Date 27/02/2015
Organisation
Date	[SEAL]

[SEAL]